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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2004

WITNESS SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-29335 (Commission File Number)	23-2518693 (I.R.S. Employer Identification No.)
300 Colonial Center Parkway Roswell, GA 30076 (Address of principal executive offices)

(770) 754-1900
(Registrant's telephone number, including area code)

ITEM 9. REGULATION FD DISCLOSURE

        On June 11, 2004, Nicholas S. Discombe, Chief Operating Officer of Witness Systems, Inc. (the "Company"), entered into a sales plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, under which he may sell shares of the Company's Common Stock. Under Rule 10b5-1, corporate insiders may adopt a prearranged plan or contract for the sale of Company securities under specified conditions.

        Under his sales plan, Mr. Discombe has authorized Merrill Lynch, Pierce, Fenner & Smith Incorporated to sell on his behalf up to a total of 219,361 shares of the Company's Common Stock subject to a minimum price. Under this plan, Merrill Lynch will sell 53,000 shares the first week of the plan, 65,205 shares the second week of the plan, and up to 8,430 shares of stock each month thereafter as outlined in his sales plan when the market price exceeds the minimum price specified in the plan. Shares sold in one period may be carried forward and sold in addition. The sales plan will begin on June 16, 2004 and expire on June 30, 2005, unless earlier terminated in accordance with its terms.

        Except as may be required by law, the Company does not undertake to report future plans by officers or directors of the Company, nor to report modifications, terminations, transactions or other activities under such plans.

        Information in this Current Report on Form 8-K is furnished pursuant to Item 9 and such information shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 15, 2004	WITNESS SYSTEMS, INC.
	BY:	/S/ LOREN WIMPFHEIMER LOREN WIMPFHEIMER
SENIOR VICE PRESIDENT AND GENERAL COUNSEL

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  ITEM 9. REGULATION FD DISCLOSURE
SIGNATURES